UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 12, 2013

Chicago Bridge & Iron Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands

(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Oostduinlaan 75 2596 JJ The Hague The Netherlands (Address of principal executive offices)	N.A. (Zip Code)

Registrant’s telephone number, including area code: 31-70-3732010

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, Chicago Bridge & Iron Company N.V. (the “Company”) announced the appointment of Patrick K. Mullen as the Company’s Executive Vice President and Operating Group President of Engineering, Construction and Maintenance.

The Company’s Supervisory Board of Directors approved the appointment of Mr. Mullen to this position on December 5, 2013. Pursuant to the instruction to paragraph (c) of Item 5.02, the Company delayed filing this report on Form 8-K until after the Company first publicly announced such appointment by press release dated December 12, 2013. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated by reference herein.

Mr. Mullen, age 49, previously served as Executive Vice President, Corporate Development of the Company. He joined the Company in 2007 through the company’s acquisition of Lummus Global, which he joined in 1998. Prior to his current role, Mr. Mullen was Senior Vice President, Business Development for Lummus Technology. He previously held several positions at Lummus Technology, including roles in technology sales, technology business group management and head of technology sales/marketing. Mr. Mullen has been involved in the refining and petrochemical technology business since 1986. He spent the first 12 years of his career at UOP, where he held various positions in research and development, technical service, technology sales and technology management. Mr. Mullen earned a bachelor’s degree in chemical engineering from the University of Notre Dame and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: December 12, 2013	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of the Company dated December 12, 2013.